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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K/A
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 22, 2000
                Date of Report (Date of earliest event reported)


                        COVAD COMMUNICATIONS GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   000-25271               77-0461529
(State or Other Jurisdiction of      (Commission    (IRS Employer Identification
        Incorporation)                 File No.)                  No.)


                                4250 Burton Drive
                          Santa Clara, California 95054
          (Address of Principal Executive Offices, Including Zip Code)



                                 (408) 987-1000
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

     The merger (the "Merger") of Covad Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Covad Communications Group, Inc. (the "Company"), with and into BlueStar Communications Group, Inc., a Delaware corporation ("BlueStar"), was consummated on September 22, 2000. As a result of the Merger, BlueStar, which is the surviving corporation of the Merger, became a wholly-owned subsidiary of the Company on that date. The outstanding BlueStar shares and stock options were converted into approximately 8.0 million shares of Covad common stock and stock options (with the possibility of BlueStar shareholders receiving up to an additional 5.0 million shares of Covad common stock based on an earnout calculation following the conclusion of BlueStar's 2001 fiscal year). Two of BlueStar's directors, Richard A. Shapero and Charles
J. McMinn, have interests in Covad. Mr. Shapero is a director of Covad. Mr. McMinn is a founder and former chief exective officer of Covad.

     The same information required by this form has been previously reported by Covad in a Registration Statement on Form S-4 (Registration No. 333-43494).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements
              To be filed by amendment not later than December 4, 2000.

         (b)  Pro Forma Financial Information
              To be filed by amendment not later than December 4, 2000.

         (c)  Exhibits

              None


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            COVAD COMMUNICATIONS GROUP, INC.


                                            By: /s/ Ray Hernandez
                                                -----------------------------
                                                Ray Hernandez
                                                Vice President

Dated:  October 11, 2000


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